SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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ABM Industries Incorporated

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160 Pacific Avenue, Suite 222
San Francisco, California 94111

February 7, 2004

Dear Stockholders:

      ABM Industries Incorporated will hold its 2004 Annual Meeting of Stockholders in the Union Square Room of the Omni Hotel, 500 California Street, San Francisco, California 94104, on Tuesday, March 9, 2004. At the meeting, stockholders will elect three directors to serve three-year terms, vote on approval of the 2004 Employee Stock Purchase Plan, and vote on such other matters as may properly come before the meeting.

      On behalf of the Board of Directors and employees of ABM, we cordially invite all stockholders to attend the annual meeting in person. Whether or not you plan to attend the meeting in person, please take the time to vote, either by telephone or by mailing your proxy. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

      Only stockholders of record at the close of business on January 23, 2004, will be entitled to vote at the meeting and any adjournments thereof. A list of stockholders on that date will be available for inspection by any stockholder for ten days prior to the meeting during normal business hours at ABM’s corporate headquarters.

      If you plan to attend the meeting in person and vote at the meeting, please remember to bring a form of personal identification with you. If you are acting as a proxy for another stockholder, please bring appropriate documentation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact ABM at (415) 733-4014 prior to the meeting.

      We look forward to seeing many of you at the meeting.

Martinn H. Mandles Chairman of the Board of Directors	Henrik C. Slipsager President & Chief Executive Officer

160 Pacific Avenue, Suite 222
San Francisco, California 94111

NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, March 9, 2004

10:00 A.M.

YOUR VOTE IS IMPORTANT

      ABM Industries Incorporated will hold its Annual Meeting of Stockholders in the Union Square Room of the Omni Hotel, 500 California Street, San Francisco, California 94104, on Tuesday March 9, 2004, at 10:00 a.m. At the Annual Meeting, stockholders will (1) elect three directors to serve three-year terms, (2) vote on approval of the 2004 Employee Stock Purchase Plan, and (3) transact such other business as may properly come before the meeting. The accompanying proxy is solicited on behalf of the Board of Directors of ABM Industries Incorporated for use at the 2004 Annual Meeting.

      You may vote in any one of three ways: in person by attending the 2004 Annual Meeting, by telephone, or by mail using the enclosed proxy card. Specific voting information is included under the caption “Voting Procedures.” Stockholders of record at the close of business on January 23, 2004, are entitled to vote. On that day 48,557,248 shares of ABM common stock were outstanding. Each share entitles the holder to one vote.

      The ABM Board of Directors asks you to vote in favor of the director nominees and the 2004 Employee Stock Purchase Plan. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about ABM from the 2003 ABM Stockholder Report, the annual report on Form 10-K included with this notice and from additional documents that we have filed with the SEC.

      Certain stockholders who hold their shares in the name of their bank or broker and live in the same household may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. ABM does not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

This Notice and the accompanying Proxy Statement and form of proxy are dated February 7, 2004 and were first mailed to stockholders on or about February 7, 2004.

TABLE OF CONTENTS

Voting Procedures	2
How to Vote	2
How the Votes Are Counted	2
Confidential Voting	2
Method and Cost of Soliciting and Tabulating Votes	2
Proposal 1 — Election of Directors	3
Proposal 2 — Adoption of 2004 Employee Stock Purchase Plan	4
Corporate Governance	7
Corporate Governance Principles, Bylaws and Committee Charters	7
Code of Business Conduct and Ethics	7
Audit Committee	8
Compensation Committee	8
Governance Committee	8
Executive Committee	8
Meetings and Attendance	9
Governance Committee Report	9
New Director Nominees	9
Selection of Director Candidates	10
Stockholder Nominees	10
Identifying and Evaluating Nominees for Directors	10
Communications to Non-Management Directors	11
Further Information Concerning the Board of Directors	11
Chairman’s Compensation	11
Compensation of Non-Employee Directors	11
Executive Compensation	13
Compensation of Executive Officers	13
Options Granted to Executive Officers	13
Options Exercised	14
Service Award Benefit Plan	14
Employment and Other Agreements	15
Compensation Committee Interlocks and Insider Participation	15
Compensation Committee Report	15
Audit Related Matters	17
Audit Committee Report	17
Audit and Non-Audit Fees	18
Policy on Pre-Approval of Independent Auditor Services	19
Appointment of Independent Auditor	19
Performance Graph	20
Principal Stockholders	21
Security Ownership of Certain Beneficial Owners	21
Security Ownership of Management	21
Section 16(a) Beneficial Ownership Reporting Compliance	23
Other Matters	23
2005 Annual Meeting of Stockholders	23
Appendix A: Audit Committee Charter	A-1

VOTING PROCEDURES

      Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.

How to Vote

      If you are a stockholder of record, you can save ABM expense by voting by telephone. The telephone procedures use a control number to authenticate stockholders of record and allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card. You may revote your proxy at any time before it is actually voted at the 2004 Annual Meeting by delivering a written notice to the Secretary of ABM, submitting a later-dated proxy or a later-dated vote by telephone, or voting by ballot at the Annual Meeting.

      If your shares are held in the name of a bank or broker, you may be able to vote by telephone or on the Internet by following the instructions on the proxy form you receive from your bank or broker. If your shares are held in the name of your broker and you do not vote your shares, your broker can vote your shares in the election of directors, but your broker may not vote your shares for or against the Employee Stock Purchase Plan. If you don’t give your broker instructions on how to vote your shares on the Employee Stock Purchase Plan, your votes will be “broker non-votes.” If you give instructions on how to vote to your bank or broker, you may revoke the instructions by taking the steps described in the information that you receive from your bank or broker.

How the Votes are Counted

      A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you withhold your votes for the director candidates or if you indicate an abstention as your voting preference on the Employee Stock Purchase Plan, your shares will be counted toward a quorum.

      The vote required for the matters to be considered at the Annual Meeting is as follows:

      Proposal 1 — Election of Directors

      The three persons who receive a plurality of the votes cast will be elected as directors. If you do not wish your shares to be voted for a particular nominee, you may withhold authority in the space provided on the proxy card or withhold authority as prompted during the telephone voting instructions. Withheld votes do not affect the voting calculation.

      Proposal 2 — Approval of the 2004 Employee Stock Purchase Plan

      This proposal will be approved if the number of shares voted in favor exceeds the number of shares voted against. Abstentions and broker non-votes do not affect the voting calculations.

      We encourage you to vote and to vote promptly. Voting promptly may save ABM the expense of a second mailing.

Confidential Voting

      ABM has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, ballots, proxy cards and voting instructions returned by brokerage firms, banks and other holders of record are treated as confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions. None of these persons is an ABM director, officer or employee.

      The proxy tabulator will disclose information taken from the ballots, proxy cards and voting instructions only in the event of a proxy contest or as otherwise required by law.

      The proxy tabulator will forward comments written on the proxy forms to management but will not disclose your identity unless you request it in writing.

Method and Cost of Soliciting and Tabulating Votes

      Following the mailing of this proxy statement and proxy card, ABM officers and employees may, for no additional compensation, solicit your proxy voting instructions personally or by telephone.

      ABM will reimburse brokers, banks, and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials.

      Mellon Investor Services LLC will be the proxy tabulator and will act as the Inspector of Election.

Proposal 1 — Election of Directors

      The Board of Directors is divided into three classes, serving staggered three-year terms. The Board currently has nine directors and each class consists of three directors. Three directors will be elected at the Annual Meeting to serve three-year terms expiring at ABM’s Annual Meeting in 2007. Each nominee elected as a director will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

      The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2007: Luke S. Helms, Henry L. Kotkins, Jr., and William W. Steele. Your shares will be voted in accordance with your directions. If you sign and return your proxy card, but do not give directions, the persons named on the enclosed proxy card intend to vote the proxy For the election of each of the three nominees.

      We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

      All ABM directors are encouraged to attend the Annual Meeting. All ABM directors attended the 2003 Annual Meeting and are expected to attend the 2004 Annual Meeting.

      The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

		Position, Principal Occupation, Business Experience
Name	Age	and Directorships

Nominees For Election As Directors with Terms Expiring in 2007
Luke S. Helms	60	Managing Partner, Sonata Capital Management since June 2000; Vice Chairman of KeyBank from April 1998 to March 2000; Vice Chairman of BankAmerica Corporation and Bank of America NT&SA from May 1993 to October 1996. Chairman of the Board and a director of vCustomer Corp., a privately held company. ABM director since 1995.
Henry L. Kotkins, Jr.	55	Chairman & Chief Executive Officer and a director of Skyway Luggage Company. Also a director of Cutter & Buck, a publicly-held company. ABM director since 1995.
William W. Steele	67	Chairman of the Executive Committee of the Board of Directors since November 2000; President & Chief Executive Officer from November 1994 to October 2000. Mr. Steele retired from ABM in 2000 after 43 years of service. A director of Labor Ready, Inc., a publicly-held company. ABM director since 1988.

		Position, Principal Occupation, Business Experience
Name	Age	and Directorships

Directors with Terms Expiring in 2005
Maryellen C. Herringer	60	Attorney-at-law; Executive Vice President & General Counsel of APL Limited, an international provider of transport and logistics services, from March 1995 to December 1997, Senior Vice President & General Counsel of APL Limited from July 1991 to March 1995. A director of Golden West Financial Corporation, a publicly-held company, and World Savings Bank, a wholly-owned subsidiary of Golden West Financial Corporation. ABM director since 1993.
Charles T. Horngren	77	Edmund J. Littlefield Professor of Accounting, Emeritus, Stanford Business School; author and consultant. A director of Interplast, Inc., a privately-held company. ABM director since 1973.
Martinn H. Mandles	63	Chairman of the Board since December 1997; Chief Administrative Officer from November 1991 to July 2002; Executive Vice President from November 1991 to December 1997. ABM director since 1991.
Directors with Terms Expiring in 2006
Linda L. Chavez	56	President of the Center for Equal Opportunity; author and nationally syndicated columnist and television commentator. ABM director since 1997.
Theodore T. Rosenberg	95	Vice Chairman of the Executive Committee since November 2000; Chairman of the Executive Committee from January 1990 to October 2000. Mr. Rosenberg retired from ABM on December 31, 1989, after sixty-one years of service. ABM director since 1962.
Henrik C. Slipsager	49	President & Chief Executive Officer since November 2000; Executive Vice President and President of ABM Janitorial Services from November 1999 to October 2000; Senior Vice President and Executive Vice President of ABM Janitorial Services from January 1997 to October 1999. ABM director since 2000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES

“FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS

Proposal 2 — Adoption of 2004 Employee Stock Purchase Plan

      Since 1970, ABM’s stockholders have approved seven consecutive employee stock purchase plans to provide employees with an opportunity to purchase ABM common stock through payroll deductions. It is now time for stockholders to consider an eighth employee stock purchase plan. The last employee stock purchase plan was approved by stockholders and became effective in March 1985, and additional shares for this plan were authorized by stockholders in 1996, 1999, and 2001. As of December 1, 2003, the 17.2 million shares authorized under the prior plan had been issued, and, by its terms, the plan terminated. On December 9, 2003, the Board of Directors adopted a resolution to submit for stockholder approval at the 2004 Annual Meeting the 2004 Employee Stock Purchase Plan, which is described below.

      Under the proposed 2004 Plan, as was the case for the prior plan, every employee of ABM and its domestic subsidiary corporations is eligible to participate, except that an employee is not eligible if he or she owns or has the right to acquire five percent or more of ABM’s voting stock or of any future parent or subsidiary of ABM. There are no such employees at this time. As of the date of this Proxy Statement, approximately 64,000 employees were eligible to participate. Under the prior plan, approximately 3,000 employees were purchasing approximately 60,000 shares per month at the end of fiscal year 2003.

      The 2004 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee has the authority to make rules and regulations to administer the 2004 Plan. The interpretations and decisions of the Committee are final and conclusive.

      The Board has the discretion to amend or terminate the 2004 Plan at any time, except that any amendment required to maintain the 2004 Plan’s qualifications under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, shall be subject to stockholder approval. The 2004 Plan shall continue until the earliest of: (i) the day on which participating employees become entitled to purchase a number of shares equal to or greater than the number of shares available for purchase under the 2004 Plan, (ii) the termination of the 2004 Plan at any time at the discretion of the Board, or (iii) March 9, 2014. Upon termination of the 2004 Plan, any cash balance in the payroll deduction accounts of participating employees will be refunded. An aggregate of 2,000,000 shares may be issued under the plan. Should the utilization of the 2004 Plan be at similar rates to the former plan, the authorized shares will be sufficient for more than two years. In the event of any stock split or other change in the capital structure of ABM, appropriate adjustments will be made in the number, class and purchase price of the shares available for purchase under the 2004 Plan.

      ABM views the continued employment and performance of those participating employees as consideration for the granting of each employee’s rights under the 2004 Plan. Eligible employees can voluntarily elect to invest from one to ten percent of their cash compensation through after-tax payroll deductions for the purchase of shares of ABM common stock under the 2004 Plan. Employees elect to participate for offering periods which last six months, commencing May 1 and November 1 of each year. After an offering period has begun, an employee may increase or decrease his or her contribution percentage subject to the applicable provisions of the 2004 Plan. Employees who have joined the 2004 Plan are automatically re-enrolled for the next offering period, provided, however, that an employee may cancel his or her enrollment at any time, subject to the applicable provisions of the 2004 Plan.

      Shares of ABM common stock are purchased on the last business day of each month of the offering period. The purchase price of the shares purchased is eighty-five percent of the lower of: (i) the Fair Market Value of ABM common stock on the first business day of the offering period, or (ii) the Fair Market Value of ABM common stock on purchase date. “Fair Market Value” means the average of the highest and lowest reported trades of ABM Common Stock on the New York Stock Exchange for that date or, if there were no trades on that date, the Fair Market Value per share on the nearest trading day before that date. However, during any calendar year, no employee may purchase more than $25,000 of ABM common stock under the 2004 Plan, based on the Fair Market Value of ABM common stock on the first day of the applicable offering periods.

      Employees may not sell ABM common stock acquired under the 2004 Plan for six months after the date of purchase.

      An employee’s participation in the 2004 Plan ends when: (i) the employee withdraws from the 2004 Plan, (ii) the employee’s employment with ABM ceases for any reason, or (iii) the 2004 Plan is amended or terminated in such a way that the employee is no longer eligible to participate.

      Because the number of shares that may be purchased under the 2004 Plan is determined, in part, by the Fair Market Value of ABM common stock on the first business day of the offering period or on the date of purchase, and because each employee’s participation in the 2004 Plan is voluntary, the actual number of shares of ABM common stock that may be purchased by any or all participants cannot be determined in advance.

      Based on the ABM’s interpretation of current federal income tax law, the tax consequences of selling shares of ABM common stock purchased under the 2004 Plan generally are as follows:

      The 2004 Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. An employee will not have taxable income when shares of ABM common stock are purchased under the 2004 Plan, but income taxes will generally be due when the employee sells or otherwise disposes of stock purchased through the 2004 Plan.

      For shares of ABM common stock that are not disposed of until more than two years after the first day of the applicable offering period (the “holding period”), any gain up to the amount of the discount (if any) from the market price of ABM common stock on the first day of the offering period is taxed as ordinary income. Any additional gain above that amount is taxed at capital gain rates. If, after the two-year holding period, the employee sells the stock for less than the purchase price, the difference is capital loss. For shares that are sold within the two-year holding period, the discount from the market price of ABM common stock on the purchase date is taxed as ordinary income. Additional gain or loss is treated as a capital gain or loss. The purchase date begins the holding period for determining whether any gain or loss is short-term or long-term.

      ABM generally receives a deduction for federal income tax purposes for the ordinary income an employee recognizes when the employee disposes of stock purchased under the 2004 Plan within the two-year holding period. ABM does not receive a deduction for shares disposed of after such two-year holding period.

      The following table sets forth: (i) the aggregate number of shares of ABM common stock which were purchased under ABM’s previous Employee Stock Purchase Plan during fiscal year 2003 by the named executive officers and Mr. Mandles, and (ii) the average price per share paid for such shares.

Employee Stock Purchase Plan Fiscal 2003

		Average Per Share
		Purchase
Name And Position	Number of Shares	Price($)

Henrik C. Slipsager, President & Chief Executive Officer	1,668	$13.49
Jess E. Benton, Executive VP & Chief Operating Officer	1,666	13.37
James P. McClure, Executive VP & President, ABM Janitorial Services	1,767	12.76
George B. Sundby, Senior VP & Chief Financial Officer	345	12.49
Steven M. Zaccagnini, Senior VP & President, ABM Facility Services	1,522	11.98
Executive Officer Group	10,393	12.63
Martinn H. Mandles, Chairman of the Board	1,665	13.47
Non-Employee Director Group(1)	N/A	N/A
Non-Executive Officer Employee Group	897,251	12.20

(1)	Directors who are not employees of ABM are not eligible to participate in the Plan.

     The following table sets forth: (i) the aggregate number of shares of ABM common stock to be issued upon the exercise of outstanding options, warrants, and rights under ABM’s equity compensation plans, the weighted average exercise price, and the number of shares available for future issuance as of December 31, 2003. All equity compensation plans have been approved by ABM stockholders.

Equity Compensation Plan Information

As of December 31, 2003

Number of
securities
remaining
	Number of		available for
	securities to		future issuance
	be issued upon		under equity
	exercise of	Weighted-average	compensation
	outstanding	exercise price of	plans (excluding
	options,	outstanding	securities
	warrants and	options, warrants	reflected in
	rights	and rights	column(a))

Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,226,000	$13.02	4,728,000
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	7,226,000	$13.02	4,278,000

      The Board of Directors believes that the 2004 Plan provides ABM with an effective competitive employee program which is vital to long term retention by providing among other benefits, retirement planning incentives to employees.

      Your shares will be voted in accordance with your directions. If you sign your proxy card, but do not give directions, the persons named in the enclosed proxy card intend to vote the proxy For approval of the 2004 Employee Stock Purchase Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2004 EMPLOYEE STOCK PURCHASE PLAN

CORPORATE GOVERNANCE

Corporate Governance Principles, Bylaws, and Committee Charters

      In 2003 the Board of Directors adopted Corporate Governance Principles to reflect its commitment to corporate governance and the role of governance in building long-term stockholder value. The actions of the Board in this area are discussed more fully in the Governance Committee Report in this Proxy Statement. In connection with the adoption of Corporate Governance Principles, the Board amended ABM’s Bylaws to reflect these principles and revised the Charters of the Audit Committee, Compensation Committee and Governance Committee to more fully set forth the duties and responsibilities of these Committees as well as to meet new regulatory standards. These documents, with ABM’s Certificate of Incorporation, constitute the basic ABM governance documents and are available on ABM’s Website under “Corporate Governance” at www.abm.com/ir. The Audit Committee Charter is also attached as Appendix A to this Proxy Statement. The Board has four Committees, the Audit Committee, Compensation Committee, Governance Committee and Executive Committee. Each is described more fully below.

Code of Business Conduct and Ethics

      All employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are required to comply with the ABM Code of Business Conduct and Ethics to ensure that ABM’s business is conducted in a consistently legal and ethical manner. This Code forms the foundation of a comprehensive process that includes compliance with corporate policies and procedures and an open relationship among colleagues that contributes to good business conduct. ABM’s policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

      Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. ABM has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      The full text of the ABM Code of Business Conduct and Ethics is published on our Website under “Corporate Governance” at www.abm.com/ir. ABM will disclose any amendments to, or waivers from, certain provisions of this Code for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer on its Website within two business days following the date of such amendment or waiver. To date no waivers have been requested or granted.

Audit Committee

      The Audit Committee oversees the corporate financial reporting process and the internal and independent audits of ABM, and ensures that there is effective communication among the Board, management and the independent auditor. The responsibilities of the Audit Committee include: (1) naming the independent auditor, (2) approving the fees for the independent auditor, (3) ensuring the independence of the independent auditor, (4) overseeing the work of the independent auditor, and (5) reviewing ABM’s system of internal accounting controls. The members of the Audit Committee are: Mr. Horngren, Chair, Mr. Helms, and Ms. Herringer.

      The Board of Directors has determined that each member of the Audit Committee is independent and meets the definition adopted by the New York Stock Exchange as well as the independence requirements for Audit Committees under Rule 10A-3 promulgated under the Securities Exchange Act of 1934. In addition, each member of the Committee is financially literate and each member of the Audit Committee qualifies as an “audit committee financial expert” under the definition set forth in Item 401 of Regulation S-K. Mr. Horngren’s expertise stems from his accounting expertise and experience in accounting and assessing the performance of companies with respect to the preparation of financial statements, including his experience on the ABM Audit Committee. Mr. Helms’ financial expertise derives from his experience overseeing the performance of companies in the banking industry with respect to the preparation of financial statements and his experience on the ABM Audit Committee. Ms. Herringer has relevant experience as a partner in the corporate and business law departments at two of the nation’s major corporate law firms in which she advised clients about securities filings, corporate transactions, corporate governance, and other matters. In addition, the internal audit function at APL reported to Ms. Herringer during part of her tenure there. Ms. Herringer is a member of the Audit Committee of Golden West Financial Corporation, a public company.

Compensation Committee

      The Compensation Committee’s responsibilities include (1) approving the Chief Executive Officer’s compensation, (2) reviewing and recommending to the Board the compensation and other contractual terms and conditions for employment of ABM’s executive and corporate officers, and (3) administering ABM’s stock option plans and authorizing stock option grants. The Board of Directors has determined that each member of the Compensation Committee is independent and meets the definition of independence adopted by the New York Stock Exchange. The members of the Compensation Committee are: Ms. Herringer, Chair, Ms. Chavez, and Mr. Kotkins.

Governance Committee

      The Governance Committee is responsible for: (1) making recommendations to the Board as to the optimal number of directors on the Board, (2) reviewing and recommending criteria and candidates for selection of new directors and the re-election of incumbent directors, (3) reviewing and recommending management succession plans, and (4) other matters of corporate governance. The Board of Directors has determined that each member of the Governance Committee is independent and meets the definition of independence adopted by the New York Stock Exchange. The members of the Governance Committee are: Mr. Helms, Chair, Ms. Chavez, and Mr. Kotkins.

Executive Committee

      The Executive Committee has the authority to exercise all power and authority of the Board in the management of the business and affairs of ABM, except for: (1) any functions delegated to other committees of the Board, and (2) any powers which, under Delaware law, may only be exercised by the full Board. The members of the Executive Committee are: Mr. Steele, Chair, Ms. Herringer, and Messrs. Mandles, Rosenberg, and Slipsager. Mr. Horngren serves as an alternate member of this Committee when Ms. Herringer is unable to attend.

Meetings and Attendance

      During the 2003 fiscal year, the Board of Directors met 13 times, the Audit Committee met 19 times, the Compensation Committee met 7 times, the Executive Committee met 18 times, and the Governance Committee met 4 times. During this period, no director attended fewer than 92 percent of the total number of meetings of the Board and of the Committees of which he or she was a member.

Governance Committee Report

      ABM has a longstanding commitment to building stockholder value. The Board believes that corporate governance plays a vital role in establishing long term success.

      ABM’s Board is gratified that many of the good governance practices that some companies have been scrambling to implement have been a part of ABM’s culture for a number of years. A majority of ABM’s directors have been independent for 27 years, the Audit Committee has consisted only of independent directors for 30 years, and the Chairman and CEO positions have been held by different individuals for 41 years.

      A 2003 review of governance best practices identified by leading governance authorities led the Governance Committee to recommend that the Board implement some new practices and formalize its many ongoing best practices in a statement of Corporate Governance Principles that govern the selection of Board candidates, director compensation, Board and Committee evaluation and stockholder rights. The Board adopted the Corporate Governance Principles after determining that these principles reflect appropriate standards for ABM and its stockholders.

      In 2003 and early 2004, the Board at the recommendation of the Governance Committee, also took a number of related governance actions, including:

•	The adoption of amended and restated Charters for the Audit Committee, Compensation Committee, and Governance Committee;

•	The adoption of amended and restated Bylaws to update the Bylaws with respect to the Corporate Governance Principles;

•	Modification of the Code of Business Conduct and Ethics;

•	The determination of financial experts for the Audit Committee; and

•	Establishing an email and mail address for issues to be brought directly to the attention of non-management directors.

      The Governance Principles, Committee Charters, Bylaws, and Code of Business Conduct and Ethics, including the contact information for non-management directors, are available on ABM’s website under “Corporate Governance” at www.abm.com/ir. We encourage each of our stockholders to review these documents.

Governance Committee

Luke S. Helms, Chair
Linda L. Chavez
Henry L. Kotkins, Jr.

New Director Nominees

      ABM’s Corporate Governance Principles, which are available on ABM’s website under “Corporate Governance” at www.abm.com/ir, set forth the criteria that apply to Board candidates. The Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise.

      Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of

Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Ordinarily, directors who are fulltime employees of ABM shall not serve on more than two other boards of publicly-traded companies. Service on other boards and other commitments is considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process.

Selection of Director Candidates

      The Board is responsible for selecting director candidates. The Board delegates the screening process involved to the Governance Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Governance Committee are subject to approval by the Board. The Governance Committee is composed entirely of independent directors who qualify as independent under the New York Stock Exchange requirements.

Stockholder Nominees

      The policy of the Governance Committee is to consider properly submitted stockholder nominations for directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Governance Committee seeks to address the criteria set forth under “New Director Nominees.” Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
ABM Industries Incorporated
160 Pacific Avenue, Ste. 222
San Francisco, CA 94111

      In addition, the ABM Bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting. ABM’s Bylaws provide that stockholders intending to nominate candidates for election as directors at an annual meeting of stockholders must give notice in writing to the Corporate Secretary at least sixty days prior to the first anniversary of the mailing of the proxy statement in connection with the previous year’s annual meeting. The notice must include the full name and address of the nominee and the person making the nomination, other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, the nominee’s consent to the nomination and to serve, if elected, and certain other information set forth in the Bylaws.

Identifying and Evaluating Nominees for Directors

      The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee will consider properly submitted stockholder nominations for candidates for the Board. The Committee received no stockholder nominations in 2003. Following verification of the stockholder status of persons proposing candidates, the Committee will consider the candidates at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for ABM’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee. The Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

      There is no nominee for election to the ABM Board this year who has not previously served as an ABM director.

Communications to Non-Management Directors

      The Board of Directors has established an email address for communications to the non-management directors: nonmanagementdirectors@abm.com. Stockholders may also communicate by mail to: Non-management Directors, ABM Industries Incorporated, 160 Pacific Ave., San Francisco, CA 94111. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Chairman’s Compensation

      Mr. Mandles and ABM entered into an agreement in November 2002 that replaced and superseded his prior employment agreement. This agreement was entered into as a result of the elimination of the position of Chief Administrative Officer. The November 2002 agreement, which contains several terms and conditions that are generally similar to ABM’s standard executive employment agreements, provides that Mr. Mandles will continue to serve as Chairman of the Board, subject to the pleasure of the Board. Under the terms of the agreement, from November 1, 2002, through November 1, 2004, Mr. Mandles will receive, as an employee of ABM, an annual salary based on his fiscal year 2003 rate of pay, a bonus for fiscal year 2003 based on ABM profits and a one-time bonus of $25,000 in November 2002. In fiscal year 2003, Mr. Mandles received an annual salary of $464,377 and bonuses of $170,949. Under the agreement Mr. Mandles received title to an ABM-leased automobile on November 1, 2003 and he is eligible to receive (i) a $103,000 payment on November 1, 2004, and (ii) a $5,000 payment upon the conclusion of his employment.

      In fiscal year 2003, ABM also contributed $8,000 to the 401(k) plan on behalf of Mr. Mandles. From November 1, 2003, through November 1, 2004, Mr. Mandles’ fringe benefits are limited to group health and life insurance benefits and participation in any employee stock purchase and deferred compensation plans. The November 2002 agreement requires Mr. Mandles pay ABM $103,000 on November 1, 2004 to reimburse it for the cost of a club membership. The November 2002 agreement further provides that Mr. Mandles is entitled to receive all compensation and benefits if he becomes disabled. ABM has accrued supplementary executive retirement benefits for Mr. Mandles or his estate, which shall be payable in 120 monthly installments of $4,167, beginning after his resignation, retirement or other termination from full-time employment with ABM (but payments begin no earlier than Mr. Mandles sixty-fifth birthday).

Compensation of Non-Employee Directors

      During fiscal year 2003, non-employee directors received retainer fees of $2,000 per month for the months of November and December 2002, and $3,000 per month beginning in January of 2003, $1,000 for each telephonic Board or committee meeting of less than two hours duration, and $2,000 for each Board or committee meeting attended in person and for each telephonic Board or committee meeting lasting two hours or more. Mr. Rosenberg and Mr. Steele, however, receive no meeting fees for meetings of the Executive Committee. The Chairs of the Audit Committee, Compensation Committee, and Governance Committee received an additional retainer of $2,000 per year. In fiscal year 2003, the aggregate amount paid to non-employee directors for meeting and retainer fees was $555,000. Mr. Steele receives an annual fee of $100,000 as a consulting director, which includes his responsibilities as Chairman of the Executive Committee. Mr. Rosenberg receives an annual fee of $100,000 for consulting services, which includes his responsibilities as Vice-Chairman of the Executive Committee. Pursuant to the terms of ABM’s Time-Vested Incentive Stock Option Plan, on the first day of each fiscal year each non-employee director receives the grant of a stock option for 10,000 shares of ABM common stock, with an exercise price set at the fair market value on the day of grant. The stock options vest over five years. The exercise price of the 2003 grants is $14.87 per share. In addition, in fiscal year 2003, Mr. Steele received $8,400 for additional services authorized by the Board. ABM also reimburses its non-employee directors for expenses incurred in attending Board and committee meetings and for certain other out-of-pocket expenses.

      Non-employee directors who have completed at least five years of service are eligible to receive ten years of monthly retirement benefits equal to the monthly retainer fee received prior to retirement, reduced on a pro-rata basis for fewer than ten years of service. Benefit payments commence at the later of the respective retirement dates of those directors or age 62 (early retirement) or 72 (senior retirement) and end at the earlier of the 121st month after retirement or the death of the director. Non-employee directors who retire after the age of 70 have the option to receive a lump sum payment equal to the present value of the monthly payments discounted at eight percent.

      Mr. Steele retired as an officer and employee of ABM in October 2000. Pursuant to his previous employment contract, ABM is paying retirement benefits of $8,333 per month to Mr. Steele for a ten-year period ending June 2011. ABM also contributes $901 per month toward medical and dental insurance for Mr. Steele and his wife (until each is age seventy-five) and provides him with $150,000 in life insurance coverage. In addition, under the terms of the previous employment contract, ABM pays certain club dues for Mr. Steele, which totaled $2,865 in fiscal year 2003.

      ABM has also entered into indemnification agreements with its directors. These agreements, among other things, require ABM to indemnify its directors against certain liabilities that may arise in connection with their services as directors to the fullest extent provided by Delaware law.

      The late Sydney J. Rosenberg, brother of Theodore Rosenberg, retired as a director, officer and employee of ABM in December 1997. Pursuant to his previous employment contract, ABM began making payments to Sydney J. Rosenberg and will continue making payments to his estate of $8,333 per month for a period of ten years ending November 2007. Under the same agreement, ABM also pays $6,000 per year to the widow of Sydney J. Rosenberg to assist with medical and dental expenses for the same ten-year period.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The compensation of the Chief Executive Officer, and the four other most highly compensated executive officers of ABM during the fiscal years ended October 31, 2003, 2002 and 2001 is set forth below. Columns regarding “Other Annual Compensation,” “Restricted Stock Awards,” and “Long-Term Incentive Plan Payouts” are excluded because no reportable payments in those categories were made to these persons in or for the relevant years.

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)		Options(#)	Compensation($)

Henrik C. Slipsager	2003	677,950	185,922		–0–	4,000	(3)
President & Chief Executive Officer	2002	650,000	175,179		100,000	–0–
	2001	650,000	195,365	(2)	125,000	–0–
Jess E. Benton	2003	469,350	98,438		–0–	8,000	(3)
Executive VP & Chief	2002	450,000	114,259		80,000	8,000	(3)
Operating Officer	2001	450,000	94,791		–0–	–0–
James P. McClure	2003	422,415	105,273		–0–	9,621	(3)
Exec. VP & President of	2002	392,500	126,905		80,000	5,869	(3)
ABM Janitorial Services	2001	375,450	134,648		65,000	54,818	(4)
George B. Sundby(5)	2003	312,900	105,496		–0–	10,154	(3)
Senior VP &	2002	300,000	99,238		180,000	4,136	(3)
Chief Financial Officer	2001	104,790	60,767		–0–	–0–
Steven M. Zaccagnini(6)	2003	287,500	75,000		60,000	82,601	(7)
Senior VP & President of	2002	148,077	–0–		40,000	–0–
ABM Facility Services

(1)	Annual compensation includes amounts deferred under ABM’s Deferred Compensation Plan.

(2)	Includes $50,000 paid upon Mr. Slipsager’s election as President & Chief Executive Officer in November 2000.

(3)	ABM’s contribution to the 401(k) Plan, in which all employees are generally eligible to participate.

(4)	Reimbursement of relocation expenses.

(5)	Mr. Sundby began employment at ABM in June 2001.

(6)	Mr. Zaccagnini began employment at ABM in April 2002.

(7)	Includes $78,465 in reimbursement of relocation expenses and $4,136 that was ABM’s contribution to the 401(k) Plan.

Options Granted to Executive Officers

      No person named in the Summary Compensation Table received a stock option grant in fiscal year 2003 other than Mr. Zaccagnini.

Stock Option Grants in Last Fiscal Year

Potential Realizable Value
	Number of	Percent of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(2)
	Options	Employees in	Base	Expiration
Name	Granted(#)	Fiscal Year	Price(1)	Date	5%	10%

Henrik C. Slipsager	-0-	-0-	-0-	-0-	-0-	-0-
Jess E. Benton	-0-	-0-	-0-	-0-	-0-	-0-
James P. McClure	-0-	-0-	-0-	-0-	-0-	-0-
George B. Sundby	-0-	-0-	-0-	-0-	-0-	-0-
Steven M. Zaccagnini	60,000 (3)	8.4%	$15.16	1/22/2013 (4)	$572,043	$1,449,668

(1)	The exercise price equals the fair market value of ABM common stock on the date of grant.

(2)	A term of ten years has been used in calculating assumed appreciation. No gain to the optionee is possible without an increase in the price of ABM common stock, which will benefit all stockholders.

(3)	These options were granted under the Time Vested Incentive Stock Option Plan and vest at a rate of 20 percent over five years. Of this grant, 32,980 shares are incentive stock options.

(4)	The right to exercise these options expires on the earlier of ten years from grant or three months after termination of employment. However, these options may be immediately exercised in the event of a “Change of Control” as defined in the Time-Vested Incentive Stock Option Plan.

Options Exercised

      The following table sets forth certain information regarding options exercised during the fiscal year ended October 31, 2003, and owned at fiscal year end by the persons named in the Summary Compensation Table.

Aggregated Stock Option Exercises in Last Fiscal Year

and Fiscal Year-End Stock Option Values

			Common Shares Underlying		Value of Unexercised In-the-
			Unexercised Options At		Money Options at October 31,
	Shares		October 31, 2003		2003(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Henrik C. Slipsager	-0-	-0-	201,000	209,000	$498,860	$137,405
Jess E. Benton	28,600	261,618	202,500	162,500	1,390,212	685,512
James P. McClure	-0-	-0-	118,000	151,000	7,030	57,590
George B. Sundby	-0-	-0-	68,000	112,000	18,360	19,440
Steven M. Zaccagnini	-0-	-0-	-0-	100,000	-0-	24,000

(1)	The value of unexercised in-the-money options equals the difference between the option exercise price and $15.56, the closing price of ABM common stock on the New York Stock Exchange on October 31, 2003, multiplied by the number of shares underlying the option.

Service Award Benefit Plan

      ABM’s Service Award Benefit Plan is an unfunded “severance pay plan” as defined in the Employee Retirement Income Security Act of 1974, as amended. The plan provides participants, upon termination, with a guaranteed seven days of pay for each year of employment subsequent to November 1, 1989, and prior to January 1, 2002. Following termination, eligible employees will receive their payments under the plan in two equal installments over a period of no more than two years.

      The amount of the payment is based on the final average annual compensation, up to a maximum of $175,000, received by the employees during their last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding the termination of employment. If employment is terminated before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, or if the employee is terminated for cause (such as theft or embezzlement), such employee forfeits any benefits payable under the plan.

      Employees were not eligible for participation in the Service Award Benefit Plan if they were eligible for participation in ABM’s 401(k) Plan. Effective January 1, 2002, ABM amended its 401(k) to create a “safe harbor” plan that all employees of the parent company and participating subsidiaries could join. At that time the Service Award Benefit Plan was amended to discontinue the award of additional days to employees.

Employment and Other Agreements

      During fiscal year 2003, ABM or its subsidiaries had written employment agreements with the persons named in the Summary Compensation Table, as well as certain other officers. These employment agreements provided for annual salaries in the following amounts for fiscal year 2003: for Henrik C. Slipsager, $677,950; for Jess E. Benton, $469,350; for James P. McClure, $422,415; for George B. Sundby, $312,900; and for Steven M. Zaccagnini, $262,500. In March 2003, Mr. Zaccagnini received a salary increase to $300,000. These employment agreements also provided for annual bonuses based on pretax profits or other objectives related to the executive’s areas of responsibility, plus other customary benefits including, but not limited to, participation in ABM’s 401(k) Plan as well as group health, disability and life insurance programs. Under ABM policies, ABM also provides certain other perquisites, such as automobiles or automobile allowances, club memberships and dues, and incidental personal benefits. Effective November 1, 2003, ABM entered into new employment agreements with Messrs. Slipsager, Benton, McClure, Sundby and Zaccagnini.

      ABM has accrued and/or will accrue supplementary executive retirement benefits for the persons named in the Summary Compensation Table or for their respective estates, as applicable. Such benefits shall accrue for each full month of employment completed over a five-to-ten year period. When fully accrued, the current supplemental executive retirement benefits shall be: for Henrik C. Slipsager, $1,000,000; for Jess E. Benton, $250,000; for James P. McClure, $250,000; for George B. Sundby, $150,000; and for Steven M. Zaccagnini, $150,000. The total amount will be payable after the person’s resignation, retirement or other termination from full-time employment with ABM (but payments begin no earlier than the person’s sixty-fifth birthday) in 120 equal monthly installments. In 2003, the Compensation Committee determined that no additional participants would be added to the supplementary executive retirement benefits program.

      In conjunction with the promotion of Mr. McClure to serve as President of ABM Janitorial Services and his related relocation to the San Francisco Bay Area in 2001, ABM extended to Mr. McClure in 2001 an interest-bearing loan of $500,000 to assist Mr. McClure in his purchase of a home. The loan’s interest rate was six percent per year and it was secured by a deed of trust. Mr. McClure repaid this loan in full in September 2003.

Compensation Committee Interlocks and Insider Participation

      Maryellen C. Herringer, Linda L. Chavez and Henry L. Kotkins, Jr. currently serve as members of the Compensation Committee of the Board. They have no relationships with ABM other than as directors and stockholders. During fiscal year 2003, no executive officer of ABM served as a member of the compensation committee or as a director of any other for-profit entity other than subsidiaries of ABM.

Compensation Committee Report

      Philosophy of the Compensation Program. Because ABM is primarily a service business, the leadership of its executive officers is crucial to ABM’s growth and prosperity. The Committee believes that the policies underlying ABM’s executive compensation programs must support ABM’s ultimate goal of enhancing stockholder value by providing services to customers at a profit to

ABM. Each executive officer is compensated through a combination of annual salary and bonus, plus stock option grants from time-to-time. Employment agreements with ABM’s executive officers set forth the compensation and other terms and conditions of their employment. Prior to the replacement or renewal of an employment agreement with an executive officer, the Committee reviews the overall compensation package of the executive officer and considers it in relation to the executive’s past performance, expectations as to the executive’s future performance, ABM’s profitability, and other factors such as length of service to ABM. Annual bonuses are an important part of overall executive officer compensation because bonuses give these officers a material stake in the financial performance of ABM by tying their compensation to ABM’s ultimate goal of enhancing stockholder value.

      2003 Employment Agreements. Under the employment agreements for fiscal year 2003, approved by the Board of Directors, each executive officer was entitled to receive cash compensation in the form of an annual salary, plus an annual bonus related directly to the profit before taxes of ABM on a consolidated basis (or other objectives related to the executive’s areas of responsibility) and after giving effect to certain adjustments as specified in such agreements.

      2003 Salary Increases. ABM’s executive officers were contractually entitled to receive an increase in annual salary for fiscal year 2003 under their employment agreements, if ABM’s earnings per share for fiscal year 2002 exceeded the earnings per share for fiscal year 2001, in which case annual salaries would be increased by an amount equal to the percentage change in the WorldatWork™ 2001-2002 Total Salary Increase Budget Survey (formerly the American Compensation Association Index) to a maximum of six percent per year. The named executive officers accordingly received a contractual salary increase of 4.3 percent for fiscal year 2003. In addition, the Committee from time to time may adjust the base salary levels of individual executive officers to reflect changes in responsibilities or location. In March 2003, Mr. Zaccagnini’s base salary was raised to $300,000 to reflect an increase in his responsibilities.

      Compensation Program Evaluation. The Committee retains, from time-to-time, the services of an independent executive compensation consulting firm to evaluate ABM’s compensation of its executive officers. In 2003 the consulting firm reviewed the compensation program and compared the cash, bonus and long-term incentive compensation of executives against a peer group of companies providing business services similar to those services provided by ABM as well as certain nationally-published compensation surveys. Based on the results of the evaluation undertaken by its consulting firm, the Committee revised the compensation program for executive officers in 2004 to provide more discretion in the award of bonuses based on executive performance during the year for which such bonuses are earned and, for the chief executive officer, to change the basis for the payment of the bonus from a percentage of ABM profits to a percentage of the chief executive officer’s base salary. The determination of the actual bonus amount will be based on the chief executive officer’s performance against performance criteria established by the Compensation Committee at the beginning of the fiscal year. The Committee expects this approach, which is discussed more fully below, to link more closely the chief executive officer’s bonus with his performance and to increase the proportion of compensation at risk based on performance.

      Stock Option Grants. The Committee administers ABM’s stock option plans and authorizes all grants. ABM’s stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in ABM and thus encourage them to become and remain employed by ABM. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to ABM’s ultimate goal of enhancing stockholder value.

      Stock Option Awards in 2003. In determining the levels of stock option grants available to employees, the Committee considers the employee’s responsibility and performance, ABM’s overall profitability, the aggregate number of such stock options that had been granted in recent years, and other factors such as length of service to ABM. During the fiscal year ended October 31, 2003, the Committee: (1) approved stock options for 155 newly hired or recently promoted employees to purchase a total of 413,000 shares under the Time-Vested Incentive Stock Option Plan, and (2) approved stock options for 14 newly hired executives to purchase 231,000 shares under the Price-Vested Performance Stock Option Plans. Grants to the named executive officers are disclosed in the Stock Option Grant Table under “Executive Compensation — Options Granted to Executive Officers” in this Proxy Statement.

      No Future Age-Vested Grants. In connection with its evaluation of executive compensation in 2003, the Committee determined that the Age-Vested Career Stock Option Plan no longer fully reflected the goals of the stock option program. Therefore, the Committee made no additional age-vested grants in 2003 and in December 2003 the Board of Directors canceled the approximately 1.0 million shares then available for grant under the Plan in December 2003.

      Basis for CEO Compensation. The Chief Executive Officer’s cash compensation for fiscal year 2003 was determined by his employment agreement. The annual bonus of the Chief Executive Officer for 2003 was calculated as a percentage of the profit before taxes of ABM on a consolidated basis after giving effect to certain adjustments as provided under his employment agreement. In addition, the Committee proposed, and the non-management directors approved, the award of an additional $30,000 to Mr. Slipsager for the integral role that he played in ABM’s divestiture of its elevator services business. For fiscal year 2003, Mr. Slipsager received a salary of $677,950 and bonuses totaling $185,922.

      2004 CEO Compensation. Mr. Slipsager’s base salary for fiscal year 2004 will remain the same as his salary for 2003, $677,950. His bonus will depend upon his performance against performance criteria established by the Committee and approved by the non-management directors. The full Board participates in the approval of annual performance objectives for ABM and, without the Chief Executive Officer present, effective in fiscal year 2004, reviews the corporate goals and objectives relevant to the CEO’s compensation approved by the Compensation Committee. The Board will meet with the Committee annually without the Chief Executive Officer present to discuss the Committee’s evaluation of the CEO’s performance and its recommendation for the CEO’s compensation. Following this meeting, the independent directors of the Board will approve the CEO’s compensation based on the Compensation Committee’s evaluation of the CEO’s performance. Both objective and subjective criteria will be used to evaluate the CEO’s performance, including (a) ABM’s financial performance, (b) the achievement of ABM’s long-term strategic objectives, and (c) the development of ABM’s senior and middle management. Mr. Slipsager’s 2004 target bonus is 50 percent of his base salary and may range from zero to 75 percent of his base salary.

      IRS Section 162(m). ABM does not expect the deductibility limit of Section 162(m) to have a material effect on ABM because cash compensation paid to each of ABM’s executive officers currently is less than $1,000,000 per year. In addition, Messrs. Slipsager’s, Benton’s and McClure’s employment agreements provide that they will defer all compensation above $1,000,000 per year. Non-qualified options granted under ABM’s stock option plans are exempt from the deductibility limitation because such options have been qualified as “performance-based” compensation under Section 162(m). Incentive stock options granted under ABM’s stock option plans generally do not entitle ABM to a tax deduction without regard to Section 162(m).

Compensation Committee

Maryellen C. Herringer, Chair
Linda L. Chavez
Henry L. Kotkins, Jr.

AUDIT RELATED MATTERS

Audit Committee Report

      The Audit Committee of the Board is comprised of three independent directors, who meet the standards for independence established by the Securities and Exchange Commission and the New York Stock Exchange. The Board adopted a written charter for the Audit Committee on June 19, 2000, which was amended in 2003. The Charter of the Audit Committee is available on ABM’s Website under “Corporate Governance” at www.abm.com/ir and attached as Appendix A to this Proxy Statement.

      In 2003, the Audit Committee recommended to the Board the selection of the independent auditor. Effective in 2004 the Audit Committee selects ABM’s independent auditor.

      The Audit Committee reviews ABM’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for performing an independent audit of the consolidated financial statements to ensure that those statements were prepared in accordance with generally accepted accounting principles and report thereon to the Audit Committee. The Audit Committee reviews and monitors these processes.

      Within this framework, the Audit Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of the ABM’s results. The Committee has discussed significant accounting policies applied by ABM in its financial statements, as well as alternative treatments. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. Management of ABM has affirmed to the Audit Committee that ABM’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent auditor those matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee also discussed with ABM’s internal and independent auditors the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls and the overall quality of ABM’s financial reporting.

      In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has also discussed with the independent auditor, the auditor’s independence from management and ABM. The Audit Committee has reviewed the services by ABM’s independent auditor, has preapproved the fees paid for these services, and reviewed whether the provision of these services is compatible with maintaining the independence of the independent auditor. The Committee has concluded that the independent auditor is independent from ABM and its management.

      Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the year ended October 31, 2003.

Audit Committee

Charles T. Horngren, Chair
Luke S. Helms
Maryellen C. Herringer

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of ABM’s annual financial statements for the years ended October 31, 2003, and October 31, 2002, and fees billed for other services rendered by KPMG LLP during those periods.

	2003	2002

Audit fees(1)	$745,238	$747,550
Audit related fees(2)	53,400	48,600
Tax fees(3)	419,896	384,672
All other fees(4)	540,000	558,388

Total	$1,758,534	$1,739,210

(1)	Audit fees consisted of audit work performed for the independent audit of ABM’s annual financial statements and review of the financial statements contained in ABM’s quarterly reports on Form 10-Q and attestation of ABM’s assertion on internal control over financial reporting.

(2)	Audit-related fees consisted principally of audits of employee benefit plans. The 2002 fees have been restated to include payments made by the plans.

(3)	Tax fees consisted principally of assistance with tax compliance and reporting.

(4)	All other fees in 2003 consisted of forensic audit services and in 2002 consisted of internal audit assistance.

Policy on Pre-Approval of Independent Auditor Services

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

      1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and/or reporting standards.

      2.     Audit-Related services are for related services that are traditionally performed by the independent auditor, including benefit plan audits.

      3.     Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

      4.     Other Fees are those associated with services not captured in the other categories. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Appointment of Independent Auditor

      KPMG LLP, independent certified public accountants and ABM’s independent auditor for fiscal year 2003, have been selected as ABM’s independent auditor for the fiscal year ending October 31, 2004. Representatives of KPMG LLP will be present at the 2004 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Performance Graph

      Set forth below is a graph comparing the five-year cumulative total stockholder return of ABM common stock with the five-year cumulative total return of: (1) the Standard & Poor’s 500 Index and (2) the Standard & Poor’s SmallCap 600 Diversified Commercial Services Index. The comparisons in the following graph are based on historical data and are not indicative of, or intended to forecast, the possible future performance of ABM common stock.

	1998	1999	2000	2001	2002	2003

ABM Industries Incorporated	100	86.96	104.35	104.16	114.63	124.49
S&P 500 Index	100	125.67	133.32	100.12	85.00	102.68
S&P SmallCap 600 Diversified Commercial Services Index	100	83.23	63.71	58.32	70.97	86.59

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information as to the persons or entities known to ABM to be beneficial owners of more than five percent of the shares of ABM common stock outstanding as of January 23, 2004.

Name and Address of Beneficial Owners	Number of Shares	Percent(1)

The Theodore Rosenberg Trust(2)(3)	4,811,556	9.9%
295-89th Street, Suite 200
Daly City, California 94015
The Sydney J. Rosenberg Trust(2)(4)	4,487,648	9.2%
c/o Bank of America N.A.
Arco Plaza, 49th Floor
5555 South Flower Street
Los Angeles, CA 90071
Kayne Anderson Rudnick Investment Management LLC(5)	2,666,155	5.5%
1800 Avenue of the Stars
Los Angeles, CA 90067

(1)	Based on a total of 48,557,248 shares of ABM common stock outstanding as of January 23, 2004.

(2)	Agreements establishing and between The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust (the “Trusts”) each contain provisions that request their respective trustees to act in concert with each other, and that prohibit the sale, transfer or distribution prior to January 1, 2006, of the ABM common stock held in the Trusts (except in connection with the sale or exchange by both Trusts of all or substantially all of their ABM common stock). Because the Trusts may act in concert with each other, they constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. Accordingly, each Trust may be deemed to own an aggregate of 9,299,204 shares of ABM common stock, or approximately 19.2 percent of the shares of outstanding ABM common stock. Subject to the foregoing, The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust disclaim beneficial ownership of ABM common stock held by the other. The Sydney J. Rosenberg Trust and The Theodore Rosenberg Trust may each be deemed to be a “control person” of ABM within the meaning of the Rules and Regulations of the Securities and Exchange Commission.

(3)	Includes 4,761,556 shares of ABM common stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only trustee and sole beneficiary. Also includes 50,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after January 23, 2004.

(4)	The Sydney J. Rosenberg Trust is an irrevocable trust of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America N.A. are the only co-trustees, and of which there are several beneficiaries (including S. Brad Rosenberg, but not Mr. Mandles). Except to the extent of his shared voting and investment power, Martinn H. Mandles disclaims beneficial ownership of the shares of ABM common stock held in the name of The Sydney J. Rosenberg Trust.

(5)	Share ownership is as of February 7, 2003. Based upon a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC with the Securities and Exchange Commission.

Security Ownership of Management

      The following table indicates, as to each person named in the Summary Compensation Table, and each director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2003. Except as noted, each person has sole voting and investment power over the shares shown in the table.

	Number of Shares
	Beneficially Owned as of
	December 31, 2003

	Number of
Executive Officer and/or Director	Shares		Percent(1)

Jess E. Benton	341,047	(2)	*
Linda L. Chavez	40,000	(3)	*
Luke S. Helms	68,000	(4)	*
Maryellen C. Herringer	84,000	(5)	*
Charles T. Horngren	99,600	(6)	*
Henry L. Kotkins, Jr.	70,000	(7)
Martinn H. Mandles	4,968,914	(8)	10.2%
James P. McClure	126,455	(9)	*
Theodore T. Rosenberg	4,873,140	(10)	10.0%
Henrik C. Slipsager	222,633	(11)	*
William W. Steele	249,324	(12)	*
George B. Sundby	76,468	(13)	*
Steven M. Zaccagnini	14,616	(14)	*
Executive officers and directors as a group (18 persons)	11,399,269	(15)	22.8%

*	Less than one percent.

(1)	Based on a total of 48,557,248 shares of ABM common stock outstanding as of January 23, 2004.

(2)	Includes 202,500 shares subject to outstanding options held by Jess E. Benton that were exercisable on or within 60 days after January 23, 2004.

(3)	Includes 40,000 shares subject to outstanding options held by Linda L. Chavez that were exercisable on or within 60 days after January 23, 2004.

(4)	Includes 66,000 shares subject to outstanding options held by Luke S. Helms that were exercisable on or within 60 days after January 23, 2004.

(5)	Includes 74,000 shares subject to outstanding options held by Maryellen C. Herringer that were exercisable on or within 60 days after January 23, 2004.

(6)	Includes 86,000 shares subject to outstanding options held by Charles T. Horngren that were exercisable on or within 60 days after January 23, 2004.

(7)	Includes 66,000 subject to outstanding options held Henry L. Kotkins, Jr. that were exercisable on or within 60 days after January 23, 2004.

(8)	Includes 4,487,648 shares of ABM common stock held by The Sydney J. Rosenberg Trust, which is an irrevocable trust, of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America N.A. are the only co-trustees, and of which there are several beneficiaries (including S. Brad Rosenberg, but not Mr. Mandles). Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 20,421 shares of ABM common stock held by The Leo L. Schaumer Trust, which is an irrevocable trust of which Mr. Mandles and Bank of America N.A. are the only co-trustees. Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 216,270 shares subject to outstanding stock options held by Martinn H. Mandles that were exercisable on or within 60 days after January 23, 2004. See also footnotes (2) and (4) of “Security Ownership of Certain Beneficial Owners.”

(9)	Includes 122,000 shares subject to outstanding options held by James P. McClure that were exercisable on or within 60 days after January 23, 2004.

(10)	Includes 4,761,556 shares of ABM common stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only trustee and sole beneficiary. Also includes 61,584 shares of ABM common stock held by a family charitable foundation, of which Theodore Rosenberg is a director. The Theodore Rosenberg Trust disclaims beneficial ownership of the shares held by the family charitable foundation. Also includes 50,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after January 23, 2004. See also footnotes (2) and (3) of “Security Ownership of Certain Beneficial Owners.”

(11)	Includes 214,000 shares subject to outstanding options held by Henrik C. Slipsager that were exercisable on or within 60 days after January 23, 2004.

(12)	Includes 12,000 shares subject to outstanding options held by William W. Steele that were exercisable on or within 60 days after January 23, 2004.

(13)	Includes 76,000 shares subject to outstanding options held by George B. Sundby that were exercisable on or within 60 days after January 23, 2004.

(14)	Includes 12,000 shares subject to outstanding options held Steven M. Zaccagnini that were exercisable on or within 60 days after January 23, 2004.

(15)	Includes 1,418,770 shares subject to outstanding options held by ABM’s executive officers and directors that were exercisable on or within 60 days after January 23, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16 (a) of the Securities Exchange Act of 1934 requires ABM’s directors, officers and persons who own more than ten percent of a registered class of ABM’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the reporting forms and representations of its directors, officers and ten percent stockholders, ABM believes that during fiscal 2003 all forms required to be filed under Section 16(a) were filed on a timely basis other than filings to reflect the annual non-employee director grants of stock options for 10,000 shares each to Ms. Chavez, Ms. Herringer, and Messrs. Helms, Horngren, Kotkins, Rosenberg, and Steele and filings to reflect the grant of stock options for 40,000 shares to David Farwell and 60,000 shares to Mr. Zaccagnini, each of whom is an executive officer.

OTHER MATTERS

      As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2004 Annual Meeting. If other matters properly come before the 2004 Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the 2004 Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) of the Securities Exchange Act of 1934.

2005 ANNUAL MEETING OF STOCKHOLDERS

      No stockholder proposals were submitted for the 2004 Annual Meeting. ABM must receive proposals of stockholders that are intended to be presented at ABM’s 2005 Annual Meeting of Stockholders and that the stockholder intends to be included in ABM’s proxy materials no later than October 11, 2004. Proposals of stockholders must be received no later than December 10, 2004 to be presented at that meeting.

Appendix A

ABM INDUSTRIES INCORPORATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

As Amended December 9, 2003

Purpose

The purpose of the Audit Committee of the Board of Directors (the “Board”) of ABM Industries Incorporated (the “Company”) is to assist board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the independent auditor. The Committee will undertake those specific duties, responsibilities and processes listed below, perform such other duties and responsibilities enumerated in and consistent with this Charter, and such other duties as the Board from time to time may prescribe. In fulfilling this role, the Committee will ensure that there is effective communication among the Board, management and independent auditors. In this way, this Charter will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company’s financial statements and financial reporting process.

Membership

The Committee will be comprised of no fewer than three members of the Board. The members will be appointed by and serve at the pleasure of the Board. Committee members shall serve until they are replaced, they resign, or their successors are duly elected and qualified.

Each member shall meet an objective test of “independence” which has been established by the Board, or in the absence of such test, the Board shall make an individual determination that such director is independent within the meaning of Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and any other applicable law or any listing standard or rule established by the New York Stock Exchange and applicable to the Committee.

Each member of the Committee also must be “financially literate” as interpreted by the Board, in its business judgment, or must become “financially literate” within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise as interpreted by the Board in its business judgment.

Meetings

The Committee shall meet as often as may be deemed necessary or appropriate, but no fewer than four times annually. The Committee as a group will meet individually with the Company’s independent auditors, Chief Executive Officer and Chief Financial Officer upon completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors’ examination and management report. The Committee may also meet with the Company’s internal auditors to the extent the Committee deems necessary or advisable. The Committee may ask members of management or others to attend meetings or to provide relevant information. The Committee periodically shall meet in executive session without management.

Duties and Responsibilities

The Company’s management is responsible for preparing financial statements; the Committee’s primary responsibility is oversight. To fulfill its responsibilities, the Committee shall perform the following duties:

A.          Auditor Oversight Responsibilities

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, with the independent auditor reporting directly to the Committee;

2.	Preapprove all auditing services and all non-audit services that the independent auditor is permitted to and engaged to perform (other than de minimus non-audit services approved in accordance with Section 10A of the Exchange Act);

3.	Approve the fees for audit and non-audit services at least annually;

4.	Ensure the receipt of, and review, a formal written statement from the Company’s independent auditors delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1;

5.	Review and actively discuss with the Company’s independent auditors, the auditor’s independence, including any disclosed relationship or service that may impact the objectivity and independence of the independent auditor; and

6.	At least annually, obtain and review reports by the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

B.	Financial Review and Reporting Responsibilities

1.	Review the quarterly and annual financial statements, and review and discuss the audited annual financial statements with both the Company’s independent auditors and the Company’s management, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to any public filing of those reports; and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

2.	Review any disclosures made to the Committee by the Chief Executive Officer or Chief Financial Officer in connection with their certifications of the Company’s periodic reports about any significant deficiencies in the design or operation of internal controls or material weaknesses in internal controls or any fraud involving management or other employees who have a significant role in internal controls;

3.	Discuss with the Company’s independent auditors the quality of accounting principles applied in the Company’s financial statements and the other matters required by SAS 61 and amendments or supplements thereto, such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management, and review with the independent auditor any difficulties the auditor encountered in the course of its audit work (including any restrictions on the scope of the auditor’s activities, or on access to information) and management’s response;

4.	Oversee the Company’s compliance with SEC requirements for disclosure of auditor’s services and Committee members and activities; and

5.	Review the Company’s system of internal accounting controls.

C.          Other Responsibilities

1.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

2.	Discuss policies with respect to risk assessment and risk management;

3.	Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors;

4.	Set clear hiring policies for employees or former employees of the independent auditors and take any other appropriate actions to ensure the independence of the independent auditors; and

5.	Establish procedures for the receipt, retention, and treatment of complaints from the Company’s employees on accounting, internal accounting controls, or auditing matters, as well as for confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters, as required by Exchange Act Rule 10A-3(b)(3).

Finally, the Committee will ensure that the independent auditors understand both: (i) their ultimate accountability to the Board and to the Committee, as representatives of the Company’s stockholders, and (ii) the Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of its business judgment, replace the Company’s independent auditors.

Self-Evaluation and Charter Review

The Committee will annually conduct a self-evaluation of this Committee to review the Committee’s performance, including its effectiveness and compliance with this Charter. In connection with the evaluation, the Committee will review and reassess the adequacy of this Charter annually and recommend to the Board any appropriate changes.

Reports

The Chair of the Committee will report orally to the Board at its regularly scheduled meetings on the matters considered by the Committee. The Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Committee and distributed to the Board. This Charter will be posted on the Company’s web site to be available to all stockholders. To the extent required, the Committee also will prepare and sign a report for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

Committee Authority

The Committee shall undertake any other action or exercise such other powers, authority and responsibilities as necessary or appropriate to the discharge of the responsibilities and duties set forth in this Charter or the Company’s Bylaws, or otherwise required by the Listing Standards of the New York Stock Exchange or other applicable laws, rules or regulations, or as shall otherwise be determined by the Board.

In discharging its responsibilities and duties, the Committee is empowered to investigate any matter brought to its attention that it determines to be within the scope of its authority with full access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel or other consultants or experts as the Committee may deem appropriate in its sole discretion, and shall receive funding from the Company to engage such advisors, and have sole authority to approve related fees and retention terms.

The Committee may delegate authority to individuals or subcommittees when it deems appropriate. However, in delegating authority it shall not absolve itself from the responsibilities it bears under the terms of this Charter.

ABM INDUSTRIES INCORPORATED

2004 EMPLOYEE STOCK PURCHASE PLAN

     The purposes of this 2004 Employee Stock Purchase Plan (“the Plan”) is to provide employees the opportunity to purchase shares of the common stock of ABM Industries, Incorporated (“Shares”) through annual offerings to be made until March 9, 2014. An aggregate of 2,000,000 Shares may be issued under the Plan. The Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code and its provisions shall be interpreted in a manner consistent with this intent.

     1. ELIGIBILITY. Only employees of ABM Industries Incorporated (the “Corporation”) and its domestic subsidiary corporations will be eligible to participate in the Plan. All such employees who are employees on the first day of the applicable Offering Period (as defined below) will be eligible to participate, except employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation and any current or future parent and/or subsidiary corporation(s) of the Corporation. An employee shall be considered as owning stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

     2. OFFERINGS. The Plan shall be implemented by granting eligible employees the right to purchase Shares (an “Offering”) during offering periods of six months duration (each such period being referred to herein as an “Offering Period”) commencing on the first day of May and November in each calendar year.

     3. PARTICIPATION. An employee eligible on the first day of the Offering Period (the “Offering Date”) of any Offering may participate in such Offering by completing and forwarding a Payroll Deduction Authorization for Purchase of ABM Stock form (“Payroll Deduction Authorization Form”) to the Payroll Department at such employee’s branch location on or before the Offering Date. The form will authorize a regular payroll deduction from the employee’s compensation.

     Unless otherwise indicated, a participating employee shall automatically participate in the first Offering which commences immediately after the expiration of each Offering in which such employee acquires Shares upon expiration of the standard six month Offering Period. A participating employee is not required to file an additional Payroll Deduction Authorization Form in order to automatically participate therein. Unless otherwise indicated in an additional Payroll Deduction Authorization Form, the

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rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering shall equal the rate applicable to the previously expired Offering.

     4. DEDUCTIONS. The Corporation will maintain payroll deduction accounts for all participating employees. With respect of any Offering made under this Plan, an employee may authorize a regular payroll deduction with a minimum of 1% of Compensation up to a maximum of 10% of the Compensation he or she receives during the Offering Period specified for the Offering (or during such portion thereof as he or she may elect to participate).

     5. DEDUCTION CHANGES. An employee may at any time increase or decrease his or her payroll deduction by filing a new Payroll Deduction Authorization Form. The change will become effective for the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any Offering Period. An employee will be deemed to have withdrawn from an Offering if such employee reduces the payroll deduction amount to zero. In such event, any payroll deductions accumulated prior to an Offering will be refunded to the employee.

     6. WITHDRAWAL OF FUNDS. An employee may at any time and for any reason draw out the balance accumulated in his or her account, and thereby withdraw from participation in an Offering. The employee may not thereafter participate during the remainder of the Offering Period specified for the Offering. Partial withdrawals will not be permitted.

     7. PURCHASE OF SHARES. Each employee participating in any Offering under this Plan will be granted, upon the Offering Date of such Offering, a right to purchase as many Shares as he or she may elect to purchase for up to 10% of Compensation received during the specified Offering Period to be paid by regular payroll deductions during such period, provided that the maximum number of Shares which may be purchased in any Offering shall be equal to the number obtained by dividing the employee’s annual cash compensation determined as of the Offering Date of such Offering by the fair market value of one Share on the Offering Date of such Offering.

     The Purchase Price for each Share purchased under any Offering will be the lesser of:

(a)	85% of the fair market value of one Share on the Offering Date of such Offering (the “Offering Price”), or

(b)	85% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan (the “Alternate Offering Price”).

     At any time, the Board of Directors of the Corporation (the “Board”) reserves the right to further increase the Purchase Price for each Share under this Plan in the event of changes in the rules for financial reporting as set forth by the

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Financial Accounting Standards Board, the Securities and Exchange Commission, and/or the New York Stock Exchange.

     As of the last day of each calendar month during any Offering, the account of each participating employee shall be totaled and the employee shall be deemed to have exercised his or her right to purchase Shares at the lesser of either the Offering Price or the Alternate Offering Price in effect on the last trading day of the applicable month. Such purchase shall be for lesser of (i) the number of full or fractional Shares purchasable with the funds in his or her account at such price or (ii) the maximum number of Shares which may be purchased by the employee in the Offering (as determined pursuant to the first paragraph of this Section 7) less the number of Shares, if any, previously purchased under the same Offering. The employee’s account shall be charged for the amount of the purchase, and a book entry shall be credited on the books and records of the Corporation for the Shares so purchased.

     Payroll deductions may be made under each Offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for each such Offering. A separate employee account will be maintained with respect to each Offering.

     A participating employee may not purchase Shares under any Offering beyond six months from the Offering Date thereof. Any balance in an employee’s account at the end of six months following the Offering Date of any Offering which is not used to purchase Shares because of the application of the maximum Share limitation as determined pursuant to the first paragraph of this Section 7, shall be returned to the participating employee.

     8. LIMITATION ON PURCHASE OF SHARES. Anything contained in this Plan notwithstanding, no employee may be granted a right to purchase which permits such employee’s rights to purchase stock under all employee stock purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time. For this purpose (a) the right to purchase stock accrues when such right (or any portion thereof) first becomes exercisable during the calendar year; (b) the right to purchase stock accrues at the rate provided in the Offering, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such right to purchase is granted) for any one calendar year; and (c) a right to purchase which has accrued under one Offering may not be carried over to any other Offering.

     8. RESTRICTION ON SALE OF SHARES. Shares purchased pursuant to this Plan are subject to a minimum holding period of six (6) months following purchase before sale of such Shares shall be permitted. All certificated Shares issued pursuant to a purchase under this Plan shall bear a legend stating this minimum holding period.

     9. REGISTRATION OF CERTIFICATES. Stock Certificates may be registered only in the name of the employee, or if he or she so indicated on his or her

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Payroll Deduction Authorization Form, jointly with a member of his or her family with rights of survivorship.

     10. DEFINITIONS.

     “Compensation” means all cash compensation.

     “Fair Market Value” means the average of the high and low prices of the Corporation’s Common Stock composite transactions on the New York Stock Exchange on the applicable day, or if no sales were made on that day, the average of the high and low prices on the next preceding day on which sales are made.

     “Parent corporation” means a corporation described in Section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”).

     “Subsidiary corporation” means a corporation described in Section 424(f) of the Code.

     11. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

     12. RIGHT ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee’s retirement, death, or termination of employment other than on the last working day in the month of October or April during an Offering Period, no payroll deduction shall be taken from any pay due and owing to him or her at such time and the balance in his or her account shall be paid to the employee, or, in the event of death, to his or her surviving spouse, or if none to the participating employee’s surviving children in equal shares, or if none to the participating employee’s parents, or if none to the participating employee’s estate.

     13. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only.

     14. APPLICATION OF FUNDS. Funds received or held by the Corporation under this Plan may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING THE STOCK. In the event of a “split” of outstanding Shares, the payment of a stock dividend or a consolidation of Shares, the number of Shares reserved or authorized to be reserved under this Plan, the minimum and maximum number of Shares available for purchase under the Plan as provided in Section 7, and the Shares covered by outstanding grants to participating employees, shall be adjusted proportionately, and the Offering Price for each participant at such time adjusted proportionately, and such other adjustment shall be made as may be deemed equitable by the Board. In the event of any other change

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affecting the Corporation’s Common Stock, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.

     16. AMENDMENT OF THE PLAN. The Board may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan’s qualifications under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, any such amendment shall be subject to stockholder approval.

     17. TERMINATION OF THE PLAN. This Plan and all rights of employees under any Offering hereunder shall terminate:

(a)	on the day that participating employees become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares so purchasable is greater than the Shares available, Shares shall be allocated on a pro rata basis among such participating employees; or

(b)	at any time, at the discretion of the Board.

     No Offering hereunder shall be made under which the Offering Period shall extend beyond March 9, 2014. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

     18. ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board (the “Committee”) or its authorized delegate. The Committee will have authority to make rules and regulations for the administration of the Plan. Its interpretations and decisions with regard thereto shall be final and conclusive.

     19. GOVERNMENTAL REGULATIONS. The Corporation’s obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

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     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ABM INDUSTRIES INCORPORATED
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
March 9, 2004

The undersigned hereby appoints Henrik C. Slipsager, George B. Sundby, and Linda S. Auwers, and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ABM to be held on March 9, 2004, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting.

To vote on any item, please mark this proxy as indicated on the reverse side of this card. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need be checked. Instructions to vote via telephone are on the reverse side of this card.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

The Board of Directors recommends a vote FOR all nominees and FOR approval of the 2004 Employee Stock Purchase Plan	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	FOR ALL NOMINEES	WITHHOLD AUTHORITY
	(except as listed below)	to vote for all Nominees
Item 1. Election of Directors	☐	☐

Nominees:	01	Luke S. Helms
	02	Henry L. Kotkins, Jr.
	03	William W. Steele

WITHHELD FOR: (Write Nominee name(s) in the space provided below).

	FOR	AGAINST	ABSTAIN
Item 2. Approval of the 2004 Employee Stock Purchase Plan, authorizing the issuance of 2,000,000 shares	☐	☐	☐

Signature(s)	Date

Please sign exactly as your name appears above. For joint accounts, each owner should sign. If signing as an administrator, attorney, conservator, executor, guardian, officer or trustee, please provide full title(s) as well as signature(s).

- FOLD AND DETACH HERE BEFORE MAILING CARD -

Vote by Telephone

24 Hours a Day, 7 Days a Week

Telephone voting is available through 11:59 p.m. Eastern Time on March 8, 2004.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by telephone, you do
NOT need to mail back your proxy card.